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                                                                    Exhibit 23.2



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Zions Bancorporation:

We consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 333-36207) of Zions Bancorporation Employee Stock Savings Plan, of our report dated January 24, 2000, relating to the statement of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1999, which report appears in this annual report on Form 11-K for the year ended December 31, 2000.


                                       /s/ KPMG LLP


Salt Lake City, Utah
June 29, 2001